EXHIBIT 23.3
May 12, 1998

Saba Petroleum company
Ste. 201, 3201 Skyway Drive
Santa Maria, CA 93455

Re: Consent of Sproule Associates Limited

Dear Sirs:

The undersigned hereby consents to be named as the source for certain oil and gas reserve information presented in the Form S-1/A of Saba Petroleum Company (the "Registrant") as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1933, as amended.
                  Sincerely,

                  /S/ H. J. Firla
                       H. J. Firla, P.Eng.
                       Senior Reserve Engineer